Exhibit 5.2

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December 15, 2020

Cryoport, Inc.

112 Westwood Place, Suite 350

Brentwood, TN 37027

Ladies and Gentlemen:

We have acted as Nevada counsel to Cryoport, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act for:

•	the issuance and sale from time to time by the Company of (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”); (iii) the Company’s debt securities, which may either be senior debt securities, senior subordinated debt securities or subordinated debt securities (collectively, the “Debt Securities”); (iv) depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”); (v) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities, Depositary Shares or any combination thereof (the “Warrants”); (vi) purchase contracts issued by the Company (the “Purchase Contracts”); and (vii) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants or Purchase Contracts (the “Units,” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants and the Purchase Contracts, the “Primary Securities”); and

•	the proposed resale from time to time by the selling securityholders named in the resale prospectus made part of the Registration Statement of (i) 675,536 shares of the Company’s common stock (the “Investor Shares”); (ii) an aggregate of $115,000,000 of the Company’s 3.00% Convertible Senior Notes due 2025 (the “Notes”) issued pursuant to the terms of the Indenture, dated May 26, 2020, by and between the Company and U.S. Bank National Association, as trustee (the “Convertible Notes Indenture”); (iii) 5,531,500 shares of the Company’s common stock (the “Note Conversion Shares”) issuable upon conversion of the Notes; and (iv) 6,474,135 shares of the Company’s common stock (the “Preferred Stock Conversion Shares”) issuable upon conversion of the Company’s 4.0% Series C Convertible Preferred Stock (the “Series C Preferred Stock”).

Snell & Wilmer is a member of LEX MUNDI, The Leading Association of Independent Law Firms.

Cryoport, Inc.

December 15, 2020

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Primary Securities, the Investor Shares, the Notes, the Note Conversion Shares and the Preferred Stock Conversion Shares are collectively referred to herein as the “Registered Securities.” The Registered Securities are to be sold from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, the prospectuses contained therein and any supplements to such prospectuses (each, a “Prospectus Supplement”). The Debt Securities are to be issued under an indenture (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), a form of which has been filed as an exhibit to the Registration Statement. The Base Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities by one or more board resolutions, a supplemental indenture thereto or an officer’s certificate thereunder creating such series of Debt Securities.

In rendering the opinions set forth herein, we have examined the following documents:

A.            the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

B.            the base prospectus and the resale prospectus contained in the Registration Statement (collectively, the “Prospectuses”);

C.            the Company’s Amended and Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”), as certified by the Secretary of State of the State of Nevada as of a recent date;

D.            the Company’s Certificate of Designation, designating the Series C Preferred Stock, as certified by the Secretary of State of the State of Nevada as of a recent date;

E.            the Company’s Amended and Restated Bylaws, as certified to us pursuant to the Officer’s Certificate (as defined below) as being complete and in full force and effect as of the date hereof;

F.            a specimen certificate evidencing the Common Stock;

G.            the Base Indenture;

H.            the Convertible Notes Indenture;

Cryoport, Inc.

December 15, 2020

I.            the global note representing the Notes;

J.            an executed copy of the Securities Purchase Agreement, dated August 24, 2020, by and between the Company and BTO Freeze Parent L.P., relating to the sale of the Investor Shares and the Series C Preferred Stock;

K.            a Certificate of Existence with Status in Good Standing issued by the Secretary of State of the State of Nevada, dated December 14, 2020, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Nevada (the “Good Standing Certificate”);

L.            the Officer’s Certificate of Robert Stefanovich, Chief Financial Officer of the Company, dated as of the date hereof (the “Officer’s Certificate”); and

M.            a copy of the resolutions of the board of directors of the Company, relating to the adoption, approval, authorization and/or ratification of (i) the Registration Statement and the registration of the Registered Securities; (ii) the issuance and sale of the Investor Shares, the Notes, the Note Conversion Shares, the Series C Preferred Stock and the Preferred Stock Conversion Shares; and (iii) other actions with regard thereto.

We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Primary Securities offered thereby; (vi) that the Registered Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, the Prospectuses and any applicable Prospectus Supplement; (vii) that any Primary Securities issuable upon conversion, exchange, redemption or exercise of any Primary Securities being offered (a “Convertible Security”) will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (viii) upon any issuance of the Note Conversion Shares or the Preferred Stock Conversion Shares, the total number of the Company’s common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under the Articles of Incorporation; (ix) that there has been no oral or written modification of or amendment to any of the documents reviewed by us, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Cryoport, Inc.

December 15, 2020

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth below, it is our opinion that:

1.            The Company is validly existing as a corporation and in good standing under the laws of the State of Nevada.

2.            With respect to shares of the Common Stock to be sold by the Company, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of the Common Stock have been duly executed, countersigned, registered and delivered or, if issued in book entry form, an appropriate account statement evidencing shares of Common Stock credited to the purchaser’s account maintained with the Company’s transfer agent for Common Stock has been issued by said transfer agent, either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Common Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

3.            With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, including the adoption of a certificate of designations relating to such Preferred Stock as required by applicable law (a “Certificate of Designations”) and the filing of the Certificate of Designations as required by applicable law, and related matters; and (b) certificates representing the shares of the Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Preferred Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Cryoport, Inc.

December 15, 2020

4.            With respect to the Debt Securities, when (a) the Base Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (b) the Trustee has duly executed and delivered the Base Indenture; (c) the Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (d) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, then the Debt Securities will be duly authorized.

5.            With respect to the Depositary Shares, when the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares and related matters (including the Preferred Stock relating to the Depositary Shares), then the Depositary Shares will be duly authorized.

6.            With respect to the Warrants, when the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters (including the applicable Primary Securities underlying the Warrants), then the Warrants will be duly authorized.

7.            With respect to the Purchase Contracts, when the Board has taken all necessary corporate action to approve the issuance and terms of the Purchase Contracts and related matters (including the applicable Primary Securities underlying the Purchase Contracts), then the Purchase Contracts will be duly authorized.

8.            With respect to the Units, when the Board has taken all necessary corporate action to approve the issuance and terms of the Units and related matters (including the applicable Primary Securities underlying the Units), then the Units will be duly authorized.

9.            The Investor Shares have been duly authorized and are validly issued, fully paid and nonassessable.

10.          The Notes have been duly authorized, executed and issued by the Company.

11.          The Note Conversion Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company upon conversion of the Notes pursuant to the terms of the Convertible Notes Indenture and the Notes, will be validly issued, fully paid and nonassessable.

12.          The Preferred Stock Conversion Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company upon conversion of the Series C Preferred Stock pursuant to the terms thereof, will be validly issued, fully paid and nonassessable.

Cryoport, Inc.

December 15, 2020

The opinions set forth above are subject to the following assumptions, qualifications and limitations:

(a)            The opinions expressed in Paragraph 1 above as to the valid existence and good standing of the Company under the laws of the State of Nevada are based solely on our review of the Good Standing Certificate. Our opinions with respect to such matters are rendered as of the date of the Good Standing Certificate and are limited accordingly.

(b)            The opinions herein are limited solely to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes, as in effect on the date hereof. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectuses, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.